Exhibit 10.12

PAGAYA TECHNOLOGIES LTD.

2021 EQUITY INCENTIVE PLAN

STOCK OPTION SUB-PLAN FOR UNITED STATES PERSONS

1.	INTRODUCTION

1.1 Pursuant to Section 4.2(xii) of the PAGAYA TECHNOLOGIES LTD. 2021 EQUITY INCENTIVE PLAN (the “Plan”), which Plan was adopted by the Board on March [_], 2021, the provisions set forth herein are made applicable to Options granted under this sub-plan (this “U.S. Sub-Plan”) of the Plan to Eligible Persons residing in the United States of America or whose primary place of performing services for the Company is located in the United States of America (“U.S. Eligible Persons”).

1.2 Except as expressly set forth herein to the contrary, all of the terms and conditions of the Plan shall apply to Options granted under the Plan to U.S. Eligible Persons.

1.3 The Company intends that securities issued under the Plan to U.S. Eligible Persons be exempt from requirements of registration and qualification of such securities pursuant the exemptions afforded by Rule 701 promulgated under the Securities Act and any applicable exemptions under applicable United States state securities laws, and the Plan shall be so construed. Further, the Company intends that Options granted under the Plan to U.S. Eligible Persons be exempt from or comply with Section 409A of the U.S. Code (including any amendments or replacements of such section), and the Plan shall be so construed.

2.	Definitions

2.1 Except as set forth in Section 2.2, capitalized terms used in this U.S. Sub-Plan but not defined herein shall have the meanings set forth in the Plan.

2.2 Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Consultant” has the meaning as defined in the Plan, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(b) “Employee” has the meaning as defined in the Plan, provided that, with respect to any Incentive Stock Option granted to such an individual, the individual is considered an employee for purposes of Section 422 of the U.S. Code.

(c) “Fair Market Value” has the meaning as defined in the Plan, provided that any good faith determination by the Administrator in the absence of an established market for the Shares shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A of the Code.

(d) “Insider” means an Officer, a Director or other person whose transactions in Shares are subject to Section 16 of the Exchange Act.

(e) “Rule I6b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(f) “Securities Act” means the United States Securities Act of 1933, as amended.

(g) “Ten Percent Shareholder” means a person who, at the time an Option is granted to such person, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company within the meaning of Section 422(b)(6) of the Code.

3.	OPTION TERMS.

3.1 Options may be granted under the U.S. Sub-Plan only to Employees, Consultants and Directors.

3.2 The exercise price per Share for each Option granted under the U.S. Sub-Plan shall be not less than the Fair Market Value of a Share on the date of grant of the Option.

3.3 Incentive Stock Options shall be subject to the following additional limitations:

(a) The maximum aggregate number of Shares that may be issued under the U.S. Sub-Plan pursuant to the exercise of Incentive Stock Options is one hundred eleven thousand one hundred eleven (111,111) Shares (the “ISO Share Limit”).

(b) An Incentive Stock Option may be granted only to an individual who, on the date of grant, is an Employee.

(c) To the extent that Options designated as Incentive Stock Options (granted under all stock plans of the Company, including the Plan) become exercisable by a Participant for the first time during any calendar year for Shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such Options that exceed such amount shall be treated as Nonstatutory Stock Options in accordance with Section 7.2 of the Plan. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, Shares issued pursuant to each such portion shall be separately identified.

(d) The exercise price per Share for an Incentive Stock Option granted to a Ten Percent Shareholder shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of the Option.

(e) No Incentive Stock Option may be granted more than ten (10) years after the date the Plan was adopted by the Board.

(f) No Incentive Stock Option shall be exercisable more than ten (10) years after the date of grant of such Option. No Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable more than five (5) years after the date of grant of such Option.

(g) During the lifetime of the Participant, an Incentive Stock Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Incentive Stock Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

4.	TAX WITHHOLDING.

4.1 The Company may require a Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, United States federal, state, local and non-U.S. taxes (including any social insurance), if any, required by law to be withheld by the Company with respect to an Option or the Shares acquired pursuant thereto. The Company shall have no obligation to deliver Shares until the Company’s tax withholding obligations have been satisfied by the Participant.

4.2 The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Participant upon the exercise of an Option, or to accept from the Participant the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company. After and IPO and subject to compliance with all applicable requirements of applicable securities laws, the Company may require a Participant to direct a broker, upon the exercise of an Option, to sell a portion of the Shares subject to the Option determined by the Board in its discretion to be sufficient to cover the tax withholding obligations of the Company and to remit an amount equal to such tax withholding obligations to the Company in cash.

5.	Compliance with U.S. Securities and Other Applicable Law.

5.1 The grant of Options and the issuance of Shares upon exercise of Options shall be subject to compliance with all applicable requirements of United States federal and state law’ with respect to such securities and the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no Option may be exercised or Shares issued pursuant to an Option unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the Shares issuable pursuant to the Option or (b) in the opinion of legal counsel to the Company, the Shares issuable pursuant to the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Share, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

5.2 With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

5.3 No Option granted to an Employee who is a non-exempt employee for purposes of the United States Fair Labor Standards Act of 1938, as amended, shall become exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death or Disability, or as otherwise permitted by the United States Worker Economic Opportunity Act).

5.4 To the extent permitted by the Board, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option may be assignable or transferable only in compliance with the applicable limitations, if any, described in Rule 701 under the Securities Act and the General Instructions to Form S-8 Registration Statement under the Securities Act.

5.5 At least annually, copies of the Company’s balance sheet and income statement for the just completed fiscal year shall be made available to each U.S. Eligible Person holding Options or Shares acquired upon the exercise of an Option; provided, however, that this requirement shall not apply if all offers and sales of securities pursuant to the U.S. Sub-Plan comply with all applicable conditions of Rule 701 under the Securities Act. The Company shall not be required to provide such information to persons whose duties in connection with the Company assure them access to equivalent information. The Company shall deliver to each Participant such disclosures as are required in accordance with Rule 701 under the Securities Act.

6.	AMENDMENT OF U.S. SUB-PLAN.

6.1 The Board may amend the U.S. Sub-Plan at any time. However, without the approval of the Company’s shareholders, no such amendment shall (a) increase the ISO Share Limit, (b) change the class of persons eligible to receive Incentive Stock Options, or (c) make any other change that would require approval of the Shareholders under any Applicable Law, including the rules of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

7.	SHAREHOLDER APPROVAL

7.1 The U.S. Sub-Plan shall be submitted for approval by the Company’s shareholders during the period beginning twelve (12) months before and ending twelve (12) months after the date of adoption thereof by the Board. Incentive Stock Options granted prior to Shareholder approval of the U.S. Sub-Plan shall become exercisable no earlier than the date of Shareholder approval of the U.S. Sub-Plan, and such Options shall become Nonstatutory Stock Options if such Shareholder approval is not received in the manner described in the preceding sentence.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the additional provisions of the Pagaya Technologies Ltd. 2021 Equity Incentive Plan applicable to grants to U.S. Eligible Persons, as du)y adopted by the Board on March [__], 2021

Secretary

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